Exhibit 4.1


                                RIGHTS AGREEMENT


                          DATED AS OF NOVEMBER 6, 2002


                                     BETWEEN


                               PRACTICEWORKS, INC.


                                       AND


                                STOCKTRANS, INC.


                                 AS RIGHTS AGENT


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


                                         TABLE OF CONTENTS
                                                                                               PAGE
                                                                                               ----
Section 1.    Definitions........................................................................1
Section 2.    Appointment of Rights Agent........................................................5
Section 3.    Issuance of Rights Certificates....................................................5
Section 4.    Form of Rights Certificate.........................................................7
Section 5.    Countersignature and Registration..................................................8
Section 6.    Transfer, Split-up, Combination and Exchange of Rights Certificates;
              Mutilated, Destroyed, Lost or Stolen Rights Certificates...........................8
Section 7.    Exercise of Rights; Purchase Price; Expiration Date of Rights......................9
Section 8.    Cancellation and Destruction of Right Certificates................................10
Section 9.    Reservation and Availability of Capital Stock.....................................11
Section 10.   Preferred Stock Record Date.......................................................12
Section 11.   Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.......12
Section 12.   Certificate of Adjusted Purchase Price or Number of Shares........................21
Section 13.   Consolidation, Merger or Sale or Transfer of Assets or Earning Power..............21
Section 14.   Fractional Rights and Fractional Shares...........................................24
Section 15.   Rights of Action..................................................................25
Section 16.   Agreement of Right Holders........................................................26
Section 17.   Right Certificate Holder Not Deemed a Stockholder.................................26
Section 18.   Concerning the Rights Agent.......................................................27
Section 19.   Merger or Consolidation or Change of Name of Rights Agent.........................27
Section 20.   Duties of Rights Agent............................................................28
Section 21.   Change of Rights Agent............................................................30
Section 22.   Issuance of New Right Certificates................................................31
Section 23.   Redemption........................................................................32
Section 24.   Exchange..........................................................................32
Section 25.   Notice of Proposed Actions........................................................33
Section 26.   Notices...........................................................................34
Section 27.   Supplements and Amendments........................................................35
Section 28.   Successors........................................................................35
Section 29.   Determinations and Actions by the Board of Directors..............................35
Section 30.   Benefits of this Agreement........................................................36
Section 31.   Severability......................................................................36
Section 32.   Governing Law.....................................................................36
Section 33.   Counterparts......................................................................36
Section 34.   Descriptive Headings..............................................................37

Exhibit A -   Form of Certificate of Designation of Preferred Stock

Exhibit B -   Form of Rights Certificate


Exhibit C -   Form of Summary of Rights to Purchase Preferred Stock

                                RIGHTS AGREEMENT

         THIS AGREEMENT is made and entered into as of November 6, 2002 (the "EFFECTIVE DATE"), by and between PRACTICEWORKS, INC., a Delaware corporation (the "COMPANY"), and STOCKTRANS, INC., a Pennsylvania corporation, as Rights Agent (the "RIGHTS Agent").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company has approved the execution of this Agreement and has authorized and declared a dividend of one Right (as defined below) for each share of Common Stock (as defined below) outstanding at the close of business on November 18, 2002 (the "RECORD DATE"), each Right representing the right to purchase one one-hundredth of a share of Preferred Stock (as defined below) upon the terms and subject to the conditions contained herein (individually, a "RIGHT," and collectively, the "RIGHTS"), and further authorized and directed the issuance of one Right with respect to each share of Common Stock issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date (as defined below) and the Expiration Date (as defined below) or as provided in SECTION 22 of this Agreement;

         NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. The following terms, as used herein, have the following meanings:

         (a) "ACQUIRING PERSON" means any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; PROVIDED, HOWEVER, that, an "ACQUIRING PERSON" shall not include the following Persons: (i) any Excluded Person, (ii) any Person who is the Beneficial Owner OF 15% or more of the shares of Common Stock outstanding as of the Effective Date, or (iii) any Person, who alone or together with its Affiliates or Associates becomes the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding as a result of an Approved Acquisition (an "EXEMPTED PERSON"); PROVIDED, FURTHER, that in the event that a Person is not an Acquiring Person by reason of clause (ii) above or does not become an Acquiring Person by reason of clause
(iii) above, such Person nonetheless shall become an Acquiring Person if such Person, after the Effective Date or the Approved Acquisition, respectively, becomes the Beneficial Owner of an additional 2% or more of the Common Stock then outstanding, unless the acquisition of such Common Stock is an Approved Acquisition; PROVIDED, FURTHER, that any Person who is an Exempted Person shall cease to be an Exempted Person as of the date that such Person ceases to beneficially own 15% or more of the then outstanding shares of Common Stock. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a person who would otherwise be an "ACQUIRING PERSON" as defined pursuant to the foregoing provisions of this SECTION 1(A) has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of

Common Stock so that such Person would no longer be an "ACQUIRING PERSON" as defined pursuant to the foregoing provisions of this SECTION 1(A), then such Person shall not be deemed an Acquiring Person for any purposes of this Agreement. In determining what is "as promptly as practicable" the Board may take into account such factors as the impact of the divestment on the market price of the Common Stock, the average volume of trading in its shares, and other factors that may affect its stockholders or the price of its Common Stock.

         (b) "AFFILIATE" and "ASSOCIATE" have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

         (c) "APPROVED ACQUISITION" means any acquisition of Common Stock that (i) causes a Person to become the Beneficial Owner of (A) 15% or more of the shares of Common Stock then outstanding, or (B) if already a Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, an additional 2% or more of the shares of Common Stock then outstanding, and (ii) is approved in advance by a majority of the Directors.

         (d) A Person shall be deemed the "BENEFICIAL OWNER" of, and shall be deemed to "BENEFICIALLY OWN," any securities:

                  (i) which such Person or any of its Affiliates or Associates beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof), directly or indirectly;

                  (ii) which such Person or any of its Affiliates or Associates, directly or indirectly, has

                           (A) the right to acquire (whether such right is
                  exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than pursuant to the Rights), warrants, options or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the "BENEFICIAL OWNER" of, or to "BENEFICIALLY OWN," any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of its Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

                           (B) the right to vote or dispose of (whether such
                  right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the "BENEFICIAL OWNER" of, or to "BENEFICIALLY OWN," any security under this clause (B) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of its Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in SUBSECTION (II)(B) above) or disposing of any such securities; PROVIDED, HOWEVER, that nothing in this SECTION 1(D) shall cause any Person engaged in business as an underwriter of securities who acquires any securities of the Company through such Person's participation in good faith in a firm commitment underwriting to be deemed the "BENEFICIAL OWNER" of, or to "BENEFICIALLY OWN," such securities until the expiration of 40 days after the date of such acquisition.

         (e) "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of Georgia are authorized or obligated by law or executive order to close.

         (f) "CLOSE OF BUSINESS" on any given date means 5:00 P.M., Atlanta, Georgia time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day, then it shall mean 5:00 P.M., Atlanta, Georgia time, on the next succeeding Business Day.

         (g) "COMMON STOCK" means the Common Stock, par value $0.01 per share, of the Company, except that, when used with respect to any Person other than the Company, "COMMON STOCK" means the capital stock (or other equity interests) of such Person with the greatest voting power, or the equity securities or other equity interests having the power to control or direct the management of such Person.

         (h) "DIRECTOR" means any member of the Board of Directors of the Company, while such Person is a member of the Board.

         (i) "DISTRIBUTION DATE" means the earlier of (i) the Close of Business on the tenth day (or such later day as may be designated by action of a majority of the Directors) after the Share Acquisition Date, and (ii) the Close of Business on the tenth Business Day (or such later day as may be designated by action of a majority of the Directors) after the date of the commencement by any Person (other than an Excluded Person) of, or of the first public announcement of the intention by any Person (other than an Excluded Person) to commence, a tender or exchange offer if, upon consummation thereof, such Person would become an Acquiring Person (including, in the case of both (i) and (ii), any such date which is after the Effective Date and prior to the issuance of the Rights); PROVIDED, HOWEVER, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer.

         (j) "EMPLOYEE BENEFIT PLAN" means any employee benefit plan of the Company or any of its Subsidiaries or any Person organized, appointed or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan.

         (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (l) "EXCLUDED PERSON" means the Company, any of its Subsidiaries or any Employee Benefit Plan.

         (m) "EXPIRATION DATE" means the earlier of (i) the Final Expiration Date, and (ii) the time at which all Rights are redeemed as provided in SECTION 23 or exchanged as provided in SECTION 24.

         (n) "FINAL EXPIRATION DATE" means the Close of Business on the date that is the tenth anniversary of the Effective Date.

         (o) "FLIP-IN EVENT" means any event described in SECTION 11(A)(II)(A), (B) OR (C).

         (p) "FLIP-OVER EVENT" means any event described in SECTION 13(A)(W),(X), (Y), OR (Z).

         (q) "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or any other entity or organization.

         (r) "PREFERRED STOCK" means the Series D Participating Cumulative Preferred Stock, par value $0.01 per share, of the Company having the relative rights, preferences and limitations set forth in the form of certificate of designation attached hereto as EXHIBIT A.

         (s) "PURCHASE PRICE" means the price (subject to adjustment as provided herein) at which a holder of a Right may purchase one one-hundredth of a share of Preferred Stock (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $40.00, payable in accordance with SECTION 7.

         (t) "QUALIFYING TENDER OFFER" means a tender or exchange offer for all outstanding shares of Common Stock approved by a majority of Directors in office at the time of such vote, after taking into account the potential long-term value of the Company and all other factors that they consider relevant.

         (u)      "SECURITIES ACT" means the Securities Act of 1933, as amended.

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

         (v) "SHARE ACQUISITION DATE" means the first date of public announcement or public disclosure (including the filing of a report on Schedule 13D under the Exchange Act (or any comparable or successor report)) by the Company or an Acquiring Person indicating or demonstrating that an Acquiring Person has become such; PROVIDED, HOWEVER, that if such Person is determined not to have become an Acquiring Person pursuant to the penultimate sentence of
SECTION 1(A), then no Share Acquisition Date shall be deemed to have occurred.

         (w) "SUBSIDIARY" means, with respect to any Person, any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such first Person.

         (x) "TRADING DAY" means a day on which the principal national securities exchange or inter-dealer quotation system on which the shares of Common Stock are listed, admitted to trading or quoted is open for the transaction of business or, if the shares of Common Stock are not listed, admitted to trading or quoted on any national securities exchange or inter-dealer quotation system, then a Business Day.

         (y)      "TRIGGERING EVENT" means any Flip-in Event or any Flip-over
Event.

         SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with SECTION 3, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. If the Company appoints one or more co-Rights Agents, then the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine.

         SECTION 3.        ISSUANCE OF RIGHTS CERTIFICATES.
                           -------------------------------

         (a) Prior to the Distribution Date, (i) the Rights will be evidenced (subject to SECTION 3(B)) by the certificates for the Common Stock and not by separate Rights Certificates (as defined below), and the registered holders of the Common Stock shall be deemed to be the registered holders of the associated Rights, and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Company has notified the Rights Agent of the occurrence of a Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent, subject to SECTION 7(D), by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Rights Certificate, in substantially the form of EXHIBIT B attached hereto (a "RIGHTS CERTIFICATE"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. If an adjustment in the number of Rights per share of Common Stock



                                       5
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has been made pursuant to SECTION 11(P), then the Company shall, at the time of distribution of the Rights Certificates to record holders of Common Stock as of the Close of Business on the Distribution Date, make the necessary and appropriate rounding adjustments (in accordance with SECTION 14(A)) so that Rights Certificates representing only whole numbers of Rights are distributed to such holders and cash is paid to such holders in lieu of any fractional Rights. From and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (b) As soon as practicable after the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock in substantially the form of EXHIBIT C attached hereto, by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company. Until the earlier of the Distribution Date and the Expiration Date, the Rights shall be evidenced by such certificates evidencing the Common Stock, and the registered holders of such Common Stock shall also be the registered holders of the associated Rights.

         (c) Rights shall be issued in respect of all shares of Common Stock that become outstanding (on original issuance or out of treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates for the Common Stock that become outstanding or shall be transferred or exchanged after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date shall also be deemed to be certificates for Rights and shall have impressed on, printed on, written on or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Common Shares may from time to time be listed or quoted, or to conform to usage:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between PracticeWorks, Inc. (the "Company") and StockTrans, Inc. dated as of November 6, 2002 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal office of the Company. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by this certificate, may be redeemed or exchanged or may expire. As set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may be null and void.

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

         (d) With respect to the certificates containing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. If the Company purchases or acquires any shares of Common Stock after the Effective Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock that are no longer outstanding.

         SECTION 4.        FORM OF RIGHTS CERTIFICATE.
                           --------------------------

         (a) The Rights Certificates (and the forms of assignment, election to purchase and certificates to be printed on the reverse thereof) shall be substantially in the form of EXHIBIT B attached hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange or inter-dealer quotation system of a registered national securities association on which the Rights may from time to time be listed, traded or quoted or to conform to usage. Subject to SECTIONS 11 AND 22, the Rights Certificates, whenever distributed, shall be dated as of the Distribution Date, shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price set forth therein, but the number of such one one-hundredths and the Purchase Price thereof shall be subject to adjustment as provided herein.

         (b) Any Rights Certificate issued pursuant to SECTION 3 or SECTION 22 hereof that represent Rights which are null and void pursuant to SECTION 7(D)(I), (II) OR (III) and any Rights Certificate issued pursuant to SECTION 6 or SECTION 11 upon transfer, exchange, replacement or adjustment or any other Rights Certificate referred to in this sentence shall (to the extent feasible) contain the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage:

                  The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Rights Certificate and the Rights represented hereby may be or may become null and void in the circumstances specified in Section 7(d) of the Rights Agreement.

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

         SECTION 5.        COUNTERSIGNATURE AND REGISTRATION.
                           ---------------------------------

         (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer and President, or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose manual or facsimile signature is affixed to the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates may, nevertheless, be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the individual who signed such Rights Certificates had not ceased to be such officer of the Company. Any Rights Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise, transfer or exchange, books for registration and transfer of the Rights Certificates. Such books shall show with respect to each Rights Certificate the name and address of the registered holder thereof, the number of Rights indicated on the certificate, and the certificate number.

         SECTION 6. TRANSFER, SPLIT-UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.
---------------------------------------------------------------------------

         (a) Subject to SECTION 4(B), 7(D), AND 14, at any time after the Close of Business on the Distribution Date and prior to the Close of Business on the Expiration Date, any Rights Certificate(s) may, upon the terms and subject to the conditions set forth in this SECTION 6(A), be transferred, split-up, combined or exchanged for another Rights Certificate(s) evidencing a like number of Rights as the Rights Certificate(s) surrendered. Any registered holder desiring to transfer, split-up, combined, or exchange any Rights Certificate(s) shall make such request in writing delivered to the Rights Agent, and shall surrender such Rights Certificate(s) (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate(s) until the registered holder of the Rights has complied with the requirements of SECTION 7(E). Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to SECTIONS 4(B), 7(D), 14 AND 24, countersign and deliver to the Person entitled thereto a Rights Certificate(s) as so requested. The Company may require payment of a sum sufficient to cover any transfer tax or


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

other governmental charge that may be imposed in connection with any transfer or exchange of any Rights Certificate(s).

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will issue and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

         SECTION 7.        EXERCISE OF RIGHTS; EXPIRATION DATE OF RIGHTS.
                           ---------------------------------------------

         (a) Subject to SECTION 7(D), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, SECTIONS 7(E), 9(C), 11(A), 13, 23, AND 24), in whole or in part, at any time after the Distribution Date and prior to the Expiration Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed (with signatures guaranteed), to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (in lawful money of the United States of America by certified check or bank draft payable to the order of the Company) with respect to the Rights then to be exercised and an amount equal to any applicable transfer tax or other governmental charge.

         (b) Upon satisfaction of the requirements of SECTION 7(A) and subject to SECTION 20(K), the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent therefor) certificates for the total number of one one-hundredths of a share of Preferred Stock to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or (B) if the Company, in its sole discretion, shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights with a depository agent, requisition from the depository agent depository receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depository agent), and the Company will direct the depository agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with SECTION 14, and (iii) after receipt of such certificates or depository receipts and cash, if any, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate (with such certificates or receipts registered in such name or names as may be designated by such holder). If the Company is obligated to deliver Common Stock, other securities or assets pursuant to this Agreement, the Company will make all arrangements necessary so that such other securities and assets are available for distribution by the Rights Agent, if and when appropriate.

         (c) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the number of Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of SECTION 14.

         (d) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person (or of any such Associate or Affiliate) becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person (or of any such Associate or Affiliate) becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or in any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer which the Board of Directors have determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this SECTION 7(D), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise; PROVIDED, HOWEVER, that the foregoing provisions of this SECTION 7(D) shall not apply to Rights beneficially owned by an Acquiring Person (or an Associate or Affiliate of such Acquiring Person) or a transferee thereof if such Person became an Acquiring Person pursuant to a Qualifying Tender Offer. The Company shall use all reasonable efforts to insure that the provisions of
SECTION 4(B) and this SECTION 7(D) and are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates and Associates or any transferee of any of them hereunder.

         (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer pursuant to SECTION 6 or exercise pursuant to this SECTION 7 unless such registered holder (i) shall have completed and signed the certificate contained in the form of assignment or election to purchase, as the case may be, set forth on the reverse side of the Rights Certificate surrendered for such transfer or exercise, as the case may be, (ii) shall not have indicated an affirmative response to clause 1 or 2 thereof, and (iii) shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Rights Certificates surrendered for exercise, transfer or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in either such case shall deliver a certificate of cancellation or destruction thereof, as appropriate, to the Company.

         SECTION 9.        RESERVATION AND AVAILABILITY OF CAPITAL STOCK.
                           ---------------------------------------------

         (a) The Company covenants and agrees that it will use reasonable efforts to cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of Triggering Event, out of its authorized and unissued shares of Common Stock) a number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized but unissued shares of Common Stock) that will be, except as provided in SECTION 11(A)(III), sufficient to permit the exercise in full of all outstanding Rights as provided in this Agreement.

         (b) So long as the Preferred Stock (and, following the occurrence of Triggering Event, Common Stock and other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or inter-dealer quotation system of a registered national securities association, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all securities reserved for such issuance to be listed on any such exchange or quotation system upon official notice of issuance upon such exercise.

         (c) The Company shall use its best efforts (i) to file, as soon as practicable following the earliest date after the occurrence of a Flip-in Event, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and
(iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or blue sky laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in this SECTION 9(C)(I), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall notify the Rights Agent and issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect that the rights are currently exercisable. Notwithstanding any such provision of this Agreement to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, such exercise therefor shall not be permitted under applicable law or a registration statement in respect of such securities shall not have been declared effective.

         (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-hundredths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock or other securities) issuable upon exercise of the Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Purchase Price), be duly authorized, validly issued, fully paid, and nonassessable.

         (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and other governmental charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for Preferred Stock (or Common Stock or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or other governmental charge which may be payable in respect of any transfer involved in the issuance or delivery of any Rights Certificates or of any certificates for Preferred Stock (or Common Stock or other securities, as the case may be) to a Person other than the registered holder of the applicable Rights Certificate, and prior to any such transfer, issuance or delivery any such tax or other governmental charge shall have been paid by the holder of such Rights Certificate or it shall have been established to the Company's satisfaction that no such tax or other governmental charge is due.

         SECTION 10. PREFERRED STOCK RECORD DATE. Each Person (other than the Company) in whose name any certificate for Preferred Stock (or Common Stock or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Stock (or Common Stock or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes or other governmental charges) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the transfer books of the Company relating to the Preferred Stock (or Common Stock or other securities, as the case may be) are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open.

         SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time, as provided in this SECTION 11.

         (a)(i) If the Company shall at any time after the Effective Date (A) declare or pay a dividend on the Preferred Stock payable in shares of Preferred Stock (or other capital stock), (B) subdivide the outstanding Preferred Stock into a greater number of shares, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger involving the Company in which the Company is the surviving or continuing corporation), except as otherwise provided in SECTION 7(D) and this SECTION 11(A), then the Purchase Price in effect immediately prior to the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or other capital stock issuable on such date shall be proportionately adjusted so that each holder of a Right shall thereafter be entitled to receive, upon exercise thereof at the Purchase Price in effect immediately prior to such date, the aggregate number and kind of shares of Preferred Stock or other capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the applicable transfer books of the Company were open, such holder would have been entitled to receive upon such exercise and by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which requires an adjustment under both this SECTION 11(A)(I) and
SECTION 11(A)(II), the adjustment provided for in this SECTION 11(A)(I) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
SECTION 11(A)(II).

                  (ii)     Subject to SECTIONS 23 AND 24, if:

                           (A) any Person, alone or together with its Affiliates
                  and Associates, shall, at any time after the Effective Date become an Acquiring Person (other than pursuant to a Qualifying Tender Offer), or

                           (B) during such time as there is an Acquiring Person,
                  there shall be a reclassification of securities (including any reverse stock split), recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquired Person), other than a Flip-over Event(s), which has the effect, directly or indirectly, of increasing by more than 2% the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its Subsidiaries which is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person, or

                           (C) any Acquiring Person or any Associate or
                  Affiliate of any Acquiring Person, at any time after the Effective Date, directly or indirectly, (1) shall merge into the Company or otherwise combine or consolidate with the Company and the Company shall be the continuing or surviving corporation of such merger, combination or consolidation and, in connection with such merger, combination or consolidation, none of the outstanding shares of the Common Stock shall be changed into or exchanged for stock or other securities of the Company or of any other Person or cash or any other property,
                  (2) shall, in one
                  transaction or a series of transactions, other than in connection with the exercise of a Right or Rights and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Company which securities were outstanding prior to the time such Acquiring Person became such, transfer any assets to the Company or to any of its Subsidiaries in exchange (in whole or in part) for shares of Common Stock, for other equity securities of the Company, or for securities exercisable for or convertible into shares of equity securities of the Company (Common Stock or otherwise) or otherwise obtain from the Company, with or without consideration, any additional shares of such equity securities or securities exercisable for or convertible into shares of such equity securities (other than pursuant to a pro rata offer or distribution to all holders of Common Stock), (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose of assets (in one or more transactions), to, from, with or of, as the case may be, the Company or any of its Subsidiaries (including, in the case of Subsidiaries, by way of a merger, combination or consolidation of any Subsidiary), on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiations with an unaffiliated third party, other than pursuant to a Flip-over Event, (4) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of its Subsidiaries (other than incidental to the lines of business, if any, engaged in as of such date between the Company and such Acquiring Person or Associates or Affiliate) assets having an aggregate fair market value of more than $4,000,000, other than pursuant to a transaction set forth in SECTION 13(A), (5) shall receive any compensation from the Company or any of its Subsidiaries other than compensation for full-time employment as a regular employee, or fees for serving as a director, at rates in accordance with the Company's (or its Subsidiaries') past practices, or (6) shall receive the benefit, directly or indirectly (except proportionately as a stockholder and except if resulting from a requirement of law or governmental regulation), of any loans, assumptions of loans, advances, guarantees, pledges or other financial assistance, or any tax credits or other tax advantage, provided by the Company or any of its Subsidiaries, provided that the events described in SECTIONS 11(A)(II)(A),
                  (B) AND (C) shall not include a repurchase by the Company of Common Stock that is approved by a majority of Directors, promptly following five days after the date of the occurrence of the event described in SECTION 11(A)(II)(A) hereof and promptly following the occurrence of any event described in
                  SECTION 11(A)(II)(B) or (C) hereof, then proper provision shall promptly be made so that each holder of a Right shall (except as otherwise provided herein, including, without limitation, SECTION 7(D)) thereafter be entitled to receive, upon exercise of the Right in accordance with the terms of this Agreement at the then current Purchase Price and in lieu of Preferred Stock, such number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (such shares being referred to herein as the "ADJUSTMENT SHARES") as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable (such product being thereafter referred to as the "PURCHASE PRICE" for each Right and for all purposes of this Agreement), and dividing that product by (y) 50% of the current market price (determined pursuant to SECTION 11(D)(I)) per share of Common Stock on the date of such first occurrence; PROVIDED, HOWEVER, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of SECTION 13, then only the provisions of SECTION 13 shall apply and no adjustment shall be made pursuant to this SECTION 11(A)(II).

                  (iii) If the number of shares of Common Stock which are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance other than upon exercise of the Rights is insufficient to permit the exercise in full of the Rights in accordance with SECTION 11(A)(II), the Company shall (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (computed using the "CURRENT MARKET PRICE" used to determine the number of Adjustment Shares), over (2) the Purchase Price (such excess being referred to herein as the "SPREAD"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, (1) (to the extent available) Common Stock and then,
         (2) (to the extent available) other equity securities of the Company which a majority of the Directors has determined to be essentially equivalent to shares of Common Stock in respect to dividend, liquidation and voting rights (such securities being referred to herein as "COMMON STOCK equivalents"), and then, if necessary, (3) other equity or debt securities of the Company, cash or other assets, a reduction in the Purchase Price or any combination of the foregoing, having an aggregate value (as determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors) equal to the value of the Adjustment Shares; PROVIDED, HOWEVER, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the latter of (x) the first occurrence of a Flip-in Event and (y) the date on which the Company's right of redemption pursuant to SECTION 23 expires, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available), shares of Preferred Stock of the Company, and then, if necessary, cash, which shares and cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above (such period, as it may be extended, being referred to herein as the "SUBSTITUTION PERIOD") may be extended to the extent necessary, but not more than 90 days following the first occurrence of a Flip-In Event, in order that the Company may seek stockholder approval for the authorization of such additional shares. If the Company determines that some action is to be taken pursuant to the first or second sentence of this SECTION 11(A)(III), then the

         Company (x) shall provide, subject to SECTION 7(D), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares or to decide the appropriate form and value of any consideration to be delivered as referred to in such first or second sentence. If any such suspension occurs, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this SECTION 11(A)(III), the value of the Common Stock shall be the current market price per share of Common Stock (as determined pursuant to SECTION 11(D)) on the later of the date of the first occurrence of a Flip-in Event and the first date that the right to redeem the Rights pursuant to SECTION 23 shall expire; any common stock equivalent shall be deemed to have the same value as the Common Stock on such date; and the value of other securities or assets shall be determined pursuant to SECTION 11(D)(III).

         (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock (or securities having the same rights, privileges and preferences as the shares of Preferred Stock ("EQUIVALENT PREFERRED STOCK")) or securities convertible into or exercisable for Preferred Stock (or equivalent preferred stock) at a price per share of Preferred Stock (or equivalent preferred stock) (in each case, taking account of any conversion or exercise price) less than the current market price (as determined pursuant to
SECTION 11(D)) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate price (taking account of any conversion or exercise price) of the total number of shares of Preferred Stock (and/or equivalent preferred stock) so to be offered would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock (and/or equivalent preferred stock) so to be offered. In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and if such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger involving the Company in which the Company is the surviving entity) of evidences of indebtedness, equity securities other than Preferred Stock, cash or assets (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company) or rights, options or warrants (excluding those referred to in SECTION 11(B)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to SECTION 11(D)) per share of Preferred Stock on such record date, less the value (as determined pursuant to SECTION 11(D)(III)) of such evidences of indebtedness, equity securities, assets, rights, options or warrants so to be distributed with respect to one share of Preferred Stock, and the denominator of which shall be such current market price per share of Preferred Stock (as determined by SECTION 11(D)). Such adjustment shall be made successively whenever such a record date is fixed, and if such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (d)(i) For the purpose of any computation hereunder other than computations made pursuant to SECTION 11(A)(III) OR 14, the "CURRENT MARKET PRICE" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date; for purposes of computations made pursuant to SECTION 11(A)(III), the "CURRENT MARKET PRICE" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 10 consecutive Trading Days immediately following such date; and for purposes of computations made pursuant to SECTION 14, the "CURRENT MARKET PRICE" per share of Common Stock for any Trading Day shall be deemed to be the closing price per share of Common Stock for such Trading Day; PROVIDED, HOWEVER, that if the current market price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities exercisable for or convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "CURRENT MARKET PRICE" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of

Directors of the Company. If on any such date no market maker is making a market in the Common Stock, then the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. If the Common Stock is not publicly held or not so listed or traded, the "CURRENT MARKET PRICE" per share means the fair value per share as determined in good faith by the Board of Directors of the Company, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (ii) For the purpose of any computation hereunder, the "CURRENT MARKET PRICE" per share of Preferred Stock shall be determined in the same manner set forth above for the Common Stock in SECTION 11(D)(I) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in such manner, or if the Preferred Stock is not publicly held or listed or traded in a manner described in SECTION 11(D)(I), then the "CURRENT MARKET PRICE" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the Effective Date) multiplied by the current market price per share of Common Stock (as determined pursuant to SECTION 11(D)(I) (other than the last sentence thereof)). If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, the "CURRENT MARKET PRICE" per share of the Preferred Stock shall be determined in the same manner as set forth in the last sentence of SECTION 11(D)(I). For all purposes of this Agreement, the "CURRENT MARKET PRICE" of one one-hundredth of a share of Preferred Stock shall be equal to the "CURRENT MARKET PRICE" of one share of Preferred Stock divided by 100.

                  (iii) For the purpose of any computation hereunder, the value of any securities or assets other than Common Stock or Preferred Stock shall be the fair value as determined in good faith by the Board of Directors of the Company, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

         (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 2% in the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this SECTION 11(E) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this SECTION 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be.

         (f) If at any time, as a result of an adjustment made pursuant to
SECTION 11(A)(II) or SECTION 13(A), the holder of any Right shall be entitled to receive upon exercise of such Right any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in SECTIONS 11(A), (B),
(C), (E), (G), (H), (I), (J), (K) AND (M), and the provisions of SECTIONS 7, 9, 10, 13 AND 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company subsequent to any adjustment made hereunder shall evidence the right to purchase, at the Purchase Price then in effect, the then applicable number of one one-hundredths of a share of Preferred Stock and other capital stock of the Company issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised its election as provided in
SECTION 11(I), upon each adjustment of the Purchase Price as a result of the calculations made in SECTIONS 11(B) AND (C), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by
(i) multiplying (x) the number of one one-hundredths of a share for which a Right was exercisable immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and
(ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this SECTION 11(I), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Right Certificates evidencing, subject to
SECTION 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company (including when such adjustment may result in a decrease in the number of rights), shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.

         (l) In any case in which this SECTION 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock or other capital stock of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (m) Anything in this SECTION 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this SECTION 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any Preferred Stock at less than the current market price, (iii) issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exercisable for Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this
SECTION 11, hereafter made by the Company to the holders of its Preferred Stock, shall not be taxable to such stockholders.

         (n) The Company covenants and agrees that it will not at any time after the Distribution Date, (i) consolidate with any other Person, (ii) merge with or into any other Person, (iii) effect a statutory share exchange with any Person, or (iv) sell, lease or otherwise transfer (and/or permit any of its Subsidiaries to sell, lease or otherwise transfer), in one transaction or a series of related transactions, assets aggregating more than 50% of the assets (measured by either book value or fair market value) or generating more than 50% of operating income or cash flow of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons if (x) at the time of or immediately after such consolidation, merger, statutory share exchange, sale, lease or transfer there are any rights, warrants or other instruments or securities outstanding or any agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, or (y) prior to, simultaneously with or immediately after such consolidation, merger, statutory share exchange, sale, lease or transfer, the stockholders of a Person who constitutes, or would constitute, the "PRINCIPAL PARTY" for the purposes of SECTION 13 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

         (o) The Company covenants and agrees that after the Distribution Date, it will not, except as permitted by SECTIONS 23, 24 OR 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, unless such action is approved by a majority of the Directors.

         (p) Notwithstanding anything in this Agreement to the contrary, if at any time after the Record Date and prior to the Distribution Date the Company shall (i) pay a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock into a larger number of shares, or (iii) combine the outstanding Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

         SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in SECTIONS 11 AND 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in the manner set forth in SECTION 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of any such adjustment unless and until it shall have received such a certificate.

         SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER. (a) Except for any transaction with a Person who has consummated a Qualifying Tender

Offer which transaction is approved by a majority of the Directors, if following the Share Acquisition Date, directly or indirectly,

                           (w) the Company shall consolidate with, merge with or
                  into, or otherwise combine with, any other Person, and the Company shall not be the continuing or surviving corporation of such consolidation, merger or combination, or

                           (x) any Person shall consolidate with, merge with or
                  into, or otherwise combine with, the Company, and the Company shall be the continuing or surviving corporation of such consolidation, merger or combination and, in connection with such consolidation, merger or combination, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of the Company or any other Person or cash or any other property, or

                           (y) the Company shall be a party to any statutory
                  share exchange with any other Person after which the Company is a subsidiary of any other Person, or

                           (z) the Company and/or one or more of its
                  Subsidiaries shall sell, lease or otherwise transfer, in one transaction or a series of related transactions, assets aggregating more than 50% of the assets (measured by either book value or fair market value) or generating more than 50% of the operating income or cash flow of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, then, and in each such case, proper provision shall promptly be made so that

                  (i) each holder of a Right, except as provided in SECTION 7(D), shall thereafter be entitled to receive, upon exercise thereof at the then current Purchase Price, such number of duly authorized, validly issued, fully paid and nonassessable shares of freely tradable Common Stock of the Principal Party (as defined below), not subject to any rights of call or first refusal, liens, encumbrances or other claims, as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-over Event (or, if a Flip-in Event has previously occurred, multiplying the number of such one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-in Event by the Purchase Price in effect immediately prior to such first occurrence) (such product being thereafter referred to as the "PURCHASE PRICE" for each Right and for all purposes of this Agreement), and dividing that product by (B) 50% of the current market price (determined pursuant to SECTION 11(D)(I)) per share of the Common Stock or other securities of such Principal Party) on the date of consummation of such consolidation, merger, combination, statutory share exchange, sale, lease or transfer;

                  (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, combination, statutory share exchange, sale, lease or transfer, all the obligations and duties of the Company pursuant to this Agreement;

                  (iii) the term "COMPANY" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of SECTION 11 shall apply only to such Principal Party following the first occurrence of a Flip-over Event;

                  (iv) such Principal Party shall take such steps (including, without limitation, the authorization and reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with this SECTION 13(A)) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; and

                  (v) the provisions of SECTION 11(A)(II) shall be of no effect following the first occurrence of a Flip-over Event.

         (b)      "PRINCIPAL PARTY" means:

                  (i) in the case of any transaction described in SECTIONS 13(A)
         (W), (X) OR (Y), (A) the Person that is the issuer of any securities into which shares of Common Stock are converted in such merger, consolidation, or combination or for which shares of Common Stock are exchanged in such statutory share exchange, or, if there is more than one such issuer, the issuer of the Common Stock of which has the greatest aggregate market value, or (B) if no securities are issued,
         (x) the person that survives such consolidation or is the other party to the merger, combination or statutory share exchange, or, if there is more than one such Person, the Person the Common Stock of which has the greatest aggregate market value, or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives); and

                  (ii) in the case of any transactions described in SECTIONS 13(A)(Z), the Person that is the party receiving the greatest portion of the assets, operating income or cash flow transferred pursuant to such transaction or transactions, or, if each person that is a party to such transaction or transactions receives the same portion of the assets, operating income or cash flow so transferred, or, if the Person receiving the greatest portion of the assets, operating income or cash flow cannot be determined, the person the Common Stock of which has the greatest aggregate market value;

PROVIDED, HOWEVER, that in any such case, (A) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "PRINCIPAL PARTY" shall refer to such other Person; and
(B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, "PRINCIPAL PARTY" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

         (c) The Company shall not consummate any such consolidation, merger, combination, statutory share exchange, sale, lease or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which are not outstanding or otherwise reserved for issuance to permit the exercise in full of the Rights in accordance with this SECTION 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in SECTIONS 13(A) AND (B) and further providing that, as soon as practicable after the date of any consolidation, merger, combination, statutory share exchange, sale, lease or transfer mentioned in SECTION 13(A), the Principal Party will (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities issuable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement (A) to become effective as soon as practicable after such filing, and (B) to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and
(ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

         (d) The provisions of this SECTION 13 shall similarly apply to successive mergers, consolidations, combinations, statutory share exchanges, sales, leases or other transfers. If any Flip-over Event shall occur at any time after the occurrence of a Flip-in Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in
SECTION 13(A).

         SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in SECTION 11(P), or to distribute Rights Certificates which evidence fractional Rights. In lieu of any such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market price of a whole Right. For purposes of this SECTION 14(A), the current market price of a whole Right shall be the closing price of a Right for the Trading Day immediately prior to the date on which such fractional Rights would otherwise have been issuable. The closing price of a Right for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the current market price of the Rights on such date shall be as determined in good faith by the Board of Directors of the Company.

         (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are multiples of one one-hundredth of a share of Preferred Stock). In lieu of any such fractional shares of Preferred Stock, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market price of one one-hundredth of a share of Preferred Stock. For purposes this SECTION 14(B), the current market price of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to SECTION 11(D)) for the Trading Day immediately prior to the date of such exercise.

         (c) Following the occurrence of any Triggering Event or upon any exchange pursuant to SECTION 24, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised or exchanged as provided herein an amount in cash equal to the same fraction of the current market price of a share of Common Stock. For purposes of this SECTION 14(C), the current market price of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to SECTION 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange.

         (d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as permitted by this SECTION 14.

         SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of Common Stock), and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of any Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of any Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of, any Person subject to this Agreement.

         SECTION 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

         (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

         (c) subject to SECTIONS 6(A) AND 7(E), the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, a certificate representing Common Stock) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the certificate representing shares of Common Stock made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of SECTION 7(D), shall be affected by any notice to the contrary; and

         (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; PROVIDED, HOWEVER, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         SECTION 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in SECTION 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

         SECTION 18.       CONCERNING THE RIGHTS AGENT.
                           ---------------------------

         (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and reasonable counsel fees and other disbursements incurred in the execution or administration of this Agreement or the exercise or performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent, its directors, officers, employees and agents for, and to hold each of them harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by any of them in connection with the acceptance and administration of this Agreement or the exercise or performance of the Rights Agent's duties hereunder, including the costs and expenses of defending against any claim of liability.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with the administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         (c) The indemnity provided in this SECTION 18 shall survive the expiration of the Rights, the resignation or removal of the Rights Agent and the termination if this Agreement.

         SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; PROVIDED, HOWEVER, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
SECTION 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights

Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any "ACQUIRING PERSON" and the determination of "CURRENT MARKET PRICE") be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof is specifically prescribed herein) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer and President, any Vice President, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent. Any such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to SECTION 7(D)) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in SECTIONS 3, 11, 13, 23 OR 24, or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such other acts, instruments, notices, calculations and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer and President, any Vice President, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while awaiting instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

         (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the

Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to any holders of Rights resulting from any such act, default, neglect or misconduct; PROVIDED, HOWEVER, that the Rights Agent exercised reasonable care in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

         (l) The Rights Agent undertakes only the express duties and obligations imposed on it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent.

         (m) Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

         SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' written notice mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' written notice, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and subsequent to the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days of giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the States of New York or Georgia (or any other state of the United States so long as such corporation is authorized to do business as a banking institution in the States of New York or Georgia), in good standing, having a principal office in the States of New York or Georgia, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10,000,000 or (b) an Affiliate of a corporation described in SECTION 21(A). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, subsequent to the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this SECTION 21, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         SECTION 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities issuable or property purchasable upon exercise of the Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) will, with respect to shares of Common Stock so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date which are exercisable or exchangeable for, or convertible into shares of Common Stock, and (b) may, in any other case, if deemed necessary, appropriate or desirable by the Board of Directors of the Company, issue Rights Certificates representing an equivalent number of Rights as would have been issued in respect of such shares of Common Stock if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; PROVIDED, HOWEVER, that (i) no such Rights Certificate shall be issued if, and to the extent that, in its good faith judgment the Board of Directors of the Company determines that the issuance of such Rights Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Rights Certificate otherwise would be issued and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment otherwise has been made in lieu of the issuance thereof.

         SECTION 23.       REDEMPTION AND TERMINATION.
                           --------------------------

         (a) The Company may, at its option, but only upon the vote of a majority of the Board of Directors in office at the time of such vote, at any time prior to the earlier of (i) the Close of Business on the tenth day following a Share Acquisition Date, or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being referred to herein as the "REDEMPTION PRICE"), and the Company may, at its option, pay the Redemption Price in shares of Common Stock (based on the "CURRENT MARKET PRICE," as defined in SECTION 11(d), of the shares of Common Stock at the time of redemption), cash or any other form of consideration deemed appropriate by the Board of Directors; PROVIDED, HOWEVER, that any redemption of Rights shall also be subject to any additional approval procedures required by the certificate of incorporation or bylaws of the Company; PROVIDED FURTHER, HOWEVER, that if following the occurrence of a Share Acquisition Date and following the expiration of the right of redemption hereunder, (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed (in accordance with the standards in SECTION 7(D)) of a number of shares of Common Stock in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of 14% or less of the outstanding shares of Common Stock, and (ii) there are no other Persons, immediately following the occurrence of the event described in clause (i), who are Acquiring Persons, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this SECTION 23. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Flip-in Event until such time as the Company's right of redemption hereunder has expired.

         (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in the manner set forth in SECTION 26; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such redemption.

         SECTION 24.       EXCHANGE.
                           --------

         (a) At any time after any Person becomes an Acquiring Person, a majority of the Directors may, at their option, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to SECTION 7(D)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "EXCHANGE RATIO").

         (b) Immediately upon the action of the Board of Directors electing to exchange any Rights pursuant to SECTION 24(A) and without any further action and without any notice, the right to exercise such Rights will terminate and thereafter the only right of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly thereafter give notice of such exchange to the Rights Agent and the holders of the Rights to be exchanged in the manner set forth in SECTION 26; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner provided herein shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to SECTION 7(D)) held by each holder of Rights.

         (c) If there shall not be sufficient Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated by this SECTION 24, the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exchange of the Rights. In the event the Company shall, after a good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Stock, the Company may substitute common stock equivalents (as defined in SECTION 11(A)(III)) for shares of Common Stock exchangeable for Rights, at the initial rate of one common stock equivalent for each share of Common Stock, as appropriately adjusted to reflect adjustments in dividend, liquidation and voting rights of common stock equivalents pursuant to the terms thereof, so that each common stock equivalent delivered in lieu of each share of Common Stock shall have essentially the same dividend, liquidation and voting rights as one share of Common Stock.

         (d) The Company shall not be required to issue fractional shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For purposes of this SECTION 24(D), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to SECTION 11(D)) for the Trading Day immediately prior to the date of the exchange.

         SECTION 25. NOTICE OF PROPOSED ACTIONS. (a) If the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger with or into any other Person, or to effect a statutory share exchange with any Person, or to effect and/or to permit one or more of its Subsidiaries to effect any sale, lease or other transfer, in one transaction or a series of related transactions, of assets aggregating more than 50% of the assets (measured by either book value or fair market value) or generating more than 50% of the operating income or cash flow of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, to the extent feasible and in accordance with SECTION 26, a notice of such proposed action, which shall specify the record date for the purposes of any such dividend, distribution or offering of rights or warrants, or the date on which any such reclassification, consolidation, merger, statutory share exchange, sale, lease, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Preferred Stock entitled to participate in such dividend, distribution or offering, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

         (b) Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date a public filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given to such holders.

         (c) If a Triggering Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Right, in accordance with SECTION 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under SECTION 11(A)(II) OR 13, as the case may be, and (ii) all references in
SECTION 25(A) to Preferred Stock shall be deemed thereafter to refer to Common Stock or other capital stock, as the case may be.

         SECTION 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on the Company shall be sufficiently given or made if sent by first-class, postage prepaid mail to the address of the Company indicated on the signature page hereof or such other address as the Company shall specify in writing to the Rights Agent. Subject to the provisions of SECTION 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class, postage prepaid mail to the address of the Rights Agent indicated on the signature page hereof or such other address as the Rights Agent shall specify in writing to the Company. Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, prior to the Distribution Date, to the holder of any certificate representing shares of Common Stock) shall be sufficiently given or made if sent by first-class, postage prepaid mail to the address of such holder shown on the registry books of the Company.

         SECTION 27. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to the penultimate sentence of this SECTION 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock so long as the duties, liabilities and indemnification of the Rights Agent are not affected. From and after the Distribution Date, and subject to the penultimate sentence of this SECTION 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (c) to shorten or lengthen any time period hereunder, or (d) to change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); PROVIDED, HOWEVER, that this Agreement may not be supplemented or amended pursuant to SECTION 27(C) to lengthen (i) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (ii) any other time period, unless lengthening such other time period is for the purpose of protecting, enhancing, or clarifying the rights of, or benefits to the holders of, the Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

         SECTION 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 29. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the Effective Date. The Board of

Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement, and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or exchange or not to redeem or exchange the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company (subject to any additional redemption approval procedures referred to in the proviso to the immediately preceding sentence), the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights.

         SECTION 30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company and, the Rights Agent, and the successors and assigns of each, if any, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the certificates representing the shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the certificates representing the shares of Common Stock).

         SECTION 31. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, that, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in SECTION 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

         SECTION 32. GOVERNING LAW. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State (other than its conflicts of laws rules) applicable to contracts to be made and performed entirely within such State.

         SECTION 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

         SECTION 34. DESCRIPTIVE HEADINGS. The captions herein are included for convenience of reference only, do not constitute a part of this Agreement and shall be ignored in the construction and interpretation hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           COMPANY

                                           PRACTICEWORKS, INC.


                                           By:  /s/ James A. Cochran
                                               --------------------------------
                                             Name: James A. Cochran
                                                   ----------------------------
                                             Title: Senior Vice President and
                                                    Chief Financial Officer
                                                    ---------------------------

                                           1765 The Exchange
                                           Atlanta, Georgia 30339
                                           Tel:  (770) 850-5006
                                           Fax: (770) 850-5011



                                           RIGHTS AGENT

                                           STOCKTRANS, INC.



                                           By: /s/ Gina Hardin
                                              ---------------------------------
                                             Name:  Gina Hardin
                                                    ---------------------------
                                             Title:  Vice President
                                                     --------------------------


                                           StockTrans, Inc.
                                           44 West Lancaster Avenue
                                           Ardmore, PA  19003


                                           Tel: (610)649-7300
                                           Fax: (610)649-7302

                                    EXHIBIT A

    FORM OF CERTIFICATE OF DESIGNATION, POWERS, PREFERENCES AND RIGHTS OF THE
                SERIES D PARTICIPATING CUMULATIVE PREFERRED STOCK
                                       OF
                               PRACTICEWORKS, INC.
                            (A DELAWARE CORPORATION)

           -----------------------------------------------------------

                  Pursuant to the provisions of Section 151(g)
             of the General Corporation Law of the State of Delaware

           -----------------------------------------------------------

         PracticeWorks, Inc. (the "CORPORATION"), a corporation organized and validly existing under the General Corporation Law of the State of Delaware, filed its original Certificate of Incorporation with the Corporations Division on August 10, 2000. Under the provisions of and subject to the requirements of
Section 151(g) of the General Corporation Law of the State of Delaware, the undersigned, desiring to set the designation, powers, preferences and rights of the authorized but unissued preferred stock of the Corporation, does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation at a meeting held on November 5, 2002:

         WHEREAS, the Certificate of Incorporation of the Company dated August 10, 2000 (the "CERTIFICATE OF INCORPORATION"), authorizes a class of stock designated as preferred stock (the "PREFERRED STOCK"), comprising 20,000,000 shares, par value $0.01 per share, provides that such Preferred Stock may be issued from time to time in one or more series, and vests authority in the Board of Directors of the Corporation, within the limitations and restrictions stated in the Certificate of Incorporation, to fix or alter the voting powers, designations, preferences and relative participating, optional or other special rights, rights and terms of redemption, the redemption price or prices and the liquidation preferences of any series of Preferred Stock within the limitations set forth in the Delaware General Corporation Law (the "DGCL"); and

         WHEREAS, it is the desire of the Board of Directors of the Corporation to designate one new series of Preferred Stock and to fix the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, as provided hereinafter;

         NOW, THEREFORE, BE IT HEREBY RESOLVED, that the Corporation does hereby designate 1,000,000 shares of the authorized but unissued Preferred Stock as Series D Participating Cumulative Preferred Stock (the "SERIES D PREFERRED STOCK") and does hereby fix the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions of the Series D Preferred Stock to be as follows:

         "SERIES D PARTICIPATING CUMULATIVE PREFERRED STOCK

         SECTION 1. DESIGNATION AND NUMBER OF SHARES. The shares of such series shall be designated as "Series D Participating Cumulative Preferred Stock" (the "SERIES D PREFERRED STOCK"), and the number of shares constituting such series shall be 1,000,000. Such number of shares of the Series D Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series D Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Company.

         SECTION 2.  DIVIDENDS AND DISTRIBUTIONS.


                  (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series D Preferred Stock with respect to dividends, if any, the holders of shares of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on the last day of March, June, September and December of each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series D Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount (payable in kind) of all cash dividends or other distributions and 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than (i) a dividend payable in shares of Common Stock, par value $0.01 per share, of the Company (the "COMMON STOCK") or (ii) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Preferred Stock. If the Company shall at any time after NOVEMBER 18, 2002 (the "RIGHTS DECLARATION DATE") declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


                  (B) The Company shall declare a dividend or distribution on the Series D Preferred Stock as provided in SECTION 2(A) immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses (i) and (ii) of the first sentence of SECTION 2(A)); provided, however, that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series D Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series D Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.


                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series D Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series D Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series D Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series D Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series D Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

         SECTION 3. VOTING RIGHTS. In addition to any other voting rights required by law, the holders of shares of Series D Preferred Stock shall have the following voting rights:


                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series D Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of stockholders of the Company. If the Company shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


                  (B) Except as otherwise provided herein or by law, the holders of shares of Series D Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Company.


                  (C) (i) If at any time dividends on any Series D Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon (whether or not consecutive), the occurrence of such contingency shall mark the beginning of a period (herein called a "DEFAULT PERIOD") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series D Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Series D Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect one Director.

                  (ii) During any default period, such voting right of the holders of Series D Preferred Stock may be exercised initially at a special meeting called pursuant to SECTION 3(C)(III) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders; provided, however, that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancy, if any, in the Board of Directors as may then exist up to one Director or, if such right is exercised at an annual meeting, to elect one Director. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or PARI PASSU with the Series D Preferred Stock.


                  (iii) Notwithstanding anything to the contrary contained in the Company's Certificate of Incorporation or Bylaws, unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder(s) owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the Chief Executive Officer and President, a Vice President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this SECTION 3(C)(III) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder(s) owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this SECTION 3(C)(III), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.


                  (iv) In any default period, the holders of Common Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect one Director voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in SECTION 3(C)(II) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this SECTION 3(C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.


                  (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of SECTION 3(C)(II) (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.


                  (D) Except as otherwise provided herein, holders of Series D Preferred Stock shall have no special voting rights, and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         SECTION 4.  CERTAIN RESTRICTIONS.


                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series D Preferred Stock as provided in SECTION 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series D Preferred Stock shall have been paid in full, the Company shall not:


                  (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock;


                  (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except dividends paid ratably on the Series D Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;


                  (iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock; PROVIDED, HOWEVER, that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series D Preferred Stock; or


                  (iv) redeem, purchase or otherwise acquire for value any shares of Series D Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series D Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.


                  (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for value any shares of stock of the Company unless the Company could, under SECTION 4(A), purchase or otherwise acquire such shares at such time and in such manner.

         SECTION 5. REACQUIRED SHARES. Any shares of Series D Preferred Stock redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Certificate of Incorporation or as otherwise permitted under Delaware law.

         SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock unless, prior thereto, the holders of shares of Series D Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series D Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except distributions made ratably on the Series D Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Company shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 7. CONSOLIDATION OR MERGER. If the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series D Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is exchanged or changed. If the Company shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 8. NO REDEMPTION. The Series D Preferred Stock shall not be redeemable.

         SECTION 9. RANK. The Series D Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Company's preferred stock, except any series that specifically provides that such series shall rank junior to the Series D Preferred Stock.

         SECTION 10. FRACTIONAL SHARES. Series D Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series D Preferred Stock.

         SECTION 11. AMENDMENT. The Certificate of Incorporation of the Company shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series D Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series D Preferred Stock, voting separately as a class."

         IN WITNESS WHEREOF, PracticeWorks, Inc. has caused this Certificat of Designation to be executed by its duly authorized representative as of this ___ day of November, 2002.

                                                 PRACTICEWORKS, INC.



                                                 ----------------------------
                                                 Name:_______________________
                                                 Title:______________________

                                    EXHIBIT B


                           FORM OF RIGHTS CERTIFICATE


Certificate No. R-                                                      Rights
                                              --------------------------


NOT EXERCISABLE AFTER THE EARLIER OF ________ __, _____, AND THE DATE ON WHICH THE RIGHTS EVIDENCED HEREBY ARE REDEEMED OR EXCHANGED BY THE COMPANY AS SET FORTH IN THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE OR MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(D) OF THE RIGHTS AGREEMENT.)]1


                               RIGHTS CERTIFICATE


                               PRACTICEWORKS, INC.


                  This Rights Certificate certifies that , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder (upon the terms and subject to the conditions set forth in that certain Rights Agreement, dated as of November 6, 2002 (the "Rights Agreement"), between PracticeWorks, Inc., a Delaware corporation (the "Company"), and StockTrans, Inc. a Pennsylvania corporation (the "Rights Agent")), to purchase from the Company, at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the Expiration Date (as such term is defined in the Rights Agreement), one one-hundredth of a fully paid, non-assessable share of Series D Participating Cumulative Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $_______ per one one-hundredth of a share (the "Purchase Price"), payable in lawful money of the United States of America, upon surrender of this Rights Certificate, with the form of election to purchase and related certificate duly executed, and payment of the Purchase Price at an office of the Rights Agent designated for such purpose.

                  Terms used herein and not otherwise defined herein have the meanings assigned to them in the Rights Agreement.

                  The number of Rights evidenced by this Rights Certificate (and the number and kind of shares issuable upon exercise of each Right) and the Purchase Price set forth above are as

-------------------
1 If applicable, insert this portion of the legend and delete the preceding sentence.

of November 18, 2002, and may have been or in the future may be adjusted as a result of the occurrence of certain events, as more fully provided in the Rights Agreement.

                  Upon the occurrence of a Flip-in Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (a) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (b) a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the Acquiring Person (or any such Associate or Affiliate) becomes such, or (c) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person (or any such Associate or Affiliate) becoming such, such Rights shall become null and void, and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Flip-in Event.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Company and are also available upon written request to the Company.

                  Upon surrender at the principal office or offices of the Rights Agent designated for such purpose and subject to the terms and conditions set forth in the Rights Agreement, any Rights Certificate(s) may be transferred or exchanged for another Rights Certificate(s) evidencing a like number of Rights as the Rights Certificate(s) surrendered. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate(s) for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Board of Directors of the Company may, at its option,

                           (a) at any time prior to the earlier of (i) the Close
                  of Business on the tenth day following a Share Acquisition Date and (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right; or

                           (b) at any time after any Person becomes an Acquiring
                  Person, exchange all or part of the then outstanding Rights (other than Rights held by the Acquiring Person and certain related Persons) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right. If the Rights shall be exchanged in part, the holder of this Rights Certificate shall be entitled to receive upon surrender hereof another Rights Certificate(s) for the number of whole Rights not exchanged.

                  After the expiration of the redemption period, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to fourteen percent

(14%) or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there is no other Acquiring Person.

                  No fractional shares of Preferred Stock are required to be issued upon the exercise of any Right(s) evidenced hereby (other than fractions which are multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right(s) evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

                  This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers.


Dated as of                         ,
            ------------------------

                                                PRACTICEWORKS, INC.


                                                 By:
                                                 Name:_________________________
                                                 Title:________________________
(SEAL)

Attest:


________________________________
Secretary

Countersigned:

_______________________________,
as Rights Agent

By:_____________________________
         Authorized Signature

                   Form of Reverse Side of Rights Certificate


                               FORM OF ASSIGNMENT

                    (To be executed if the registered holder
                  desires to transfer the Rights Certificate.)




FOR VALUE RECEIVED___________________________________________________________

hereby sells, assigns and transfers unto ____________________________________

_____________________________________________________________________________
(Please print name and address of transferee)
_____________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:___________________________          __________________________________
                                                        Signature


Signature Guaranteed:

                                   Certificate


                  The undersigned hereby certifies by checking the appropriate boxes that:


                  (1) the Rights evidenced by this Rights Certificate ___ are ___ are not being assigned by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

                  (2) after due inquiry and to the best knowledge of the undersigned, it ___ did ___ did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring person.

Dated:_________________________                 ___________________________
                                                         Signature


                                     NOTICE

                  The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                               -------------------

                          FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder desires to exercise Rights represented by the Rights Certificate.)

To:      PracticeWorks, Inc.

                  The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Rights Certificate to purchase shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security
or other identifying number


--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------



                  If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:



Please insert social security
or other identifying number

______________________________________________
         (Please print name and address)

______________________________________________

Dated: ____________________, _______


                                             ___________________________
                                                    Signature



Signature Guaranteed:

                                    EXHIBIT C
              FORM OF SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK
                               PRACTICEWORKS, INC.

         On November 5, 2002, the Board of Directors of PracticeWorks, Inc., a Delaware corporation (the "Company"), declared a dividend of one preferred stock purchase right for each outstanding share of the Company's common stock, par value $0.01 per share (the "Common Stock"). The dividend is payable on November 18, 2002 to the stockholders of record as of the close of business on November 18, 2002 (the "Record Date").

         The Board of Directors has adopted a Rights Agreement to protect the Company's stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 15% or more of our outstanding common stock without the approval of our Board of Directors. The Rights Agreement should not interfere with any merger or other business combination approved by the Board of Directors.

         For those interested in the specific terms of the Rights Agreement as made between our Company and StockTrans, Inc., as the Rights Agent, on November 6, 2002 (the "Effective Date") we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K filed on November 7, 2002. A copy of the agreement is available free of charge from the Company.

Form of Security: The Board of Directors has declared a dividend of one preferred stock purchase right for each outstanding share of the Company's Common Stock, payable to holders of record as of the Record Date (each a "Right," and collectively, the "Rights").

Distribution Date:                 The earlier of:

                                    (1) the 10th day after public announcement that (a) any person or group has become the beneficial owner of 15% or more of the Company's Common Stock, or (b) if any such person or group has acquired such an interest prior to the Effective Date, the acquisition of an additional 2% or more of the Common Stock then outstanding (other than pursuant to an Approved Acquisition (as defined below)); and

                                    (2) the 10th business day after the date of the commencement of a tender or exchange offer by any person which would, if consummated, result in such person becoming the beneficial owner of 15% or more of the Company's Common Stock, in each case, subject to extension by a majority of the Board of Directors.

Approved Acquisition:               An acquisition of 15% or more of the Common
                                    Stock then outstanding by any person, or, if any person has acquired such an interest, the acquisition of an additional 2% or more of the Common Stock then outstanding, in either event if such acquisition is approved in advance by a majority of the Board of Directors.

Qualifying Tender Offer:            A tender or exchange offer for all the
                                    Common Stock which is approved by a majority of the Directors.

Transfer:                           Prior to the Distribution Date, the Rights
                                    will be evidenced by the certificates for and will be transferred with the Common
                                    Stock, and the registered holders of the Common Stock will be deemed to be the registered holders of the Rights.

                                    After the Distribution Date, the Rights
                                    Agent will mail separate certificates
                                    evidencing the Rights to each record holder of the Common Stock as of the close of business of the Distribution Date, and thereafter the Rights will be transferable separately from the Common Stock.

Exercise:                           Prior to the Distribution Date, the Rights
                                    will not be exercisable.

                                    After the Distribution Date, each Right will be exercisable to purchase, for $40.00 (the "Purchase Price"), one one-hundredth of a share of Series D Participating Cumulative Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Stock").

Flip-In: If (1) any person or group (an "Acquiring Person") becomes the beneficial owner of 15% or more of the Company's Common Stock (other than pursuant to a Qualifying Tender Offer),
                                    (2) during such time as there is an
                                    Acquiring Person, an event occurs which
                                    results in such Acquiring Person's ownership interest in the Company being increased by more than 2%, (3) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged, or (4) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, then each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of the Company's Common Stock (or in certain circumstances, cash, property or other securities of the Company) having a market value of twice the Purchase Price. Notwithstanding the foregoing, in most instances following the occurrence of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

Flip-Over:                          If, after any person has become an Acquiring
                                    Person (other than pursuant to a Qualifying
                                    Tender Offer), (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation or its Common Stock is exchanged for other securities or assets, or (2) the Company and/or one or more of its subsidiaries sell or otherwise transfer assets aggregating more than 50% of the assets or generating more than 50% of the operating income or cash flow of the Company and its subsidiaries, taken as a whole, with such Acquiring Person, then each Right will entitle the holder to purchase, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

Exchange:                           At any time after any person has become an
                                    Acquiring Person, a majority of the Board of Directors may exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated persons) for shares of Common
                                    Stock at an exchange ratio of one share of Common Stock per Right.

Redemption:                         Subject to the applicable provisions in the
                                    Company's certificate of incorporation and bylaws, the Board of Directors may redeem all of the Rights at a price of $0.001 per Right at any time prior to the close of business on the tenth day following the date of the public announcement that any person has become an Acquiring Person. Thereafter, the Rights may not be redeemed. The
                                    Company's right of redemption may be
                                    reinstated if an Acquiring Person reduces his beneficial ownership to 14% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of the Rights will be to receive the redemption price thereof.

Expiration:                         The Rights will expire on the tenth (10th)
                                    anniversary of the Effective Date, unless earlier exchanged or redeemed.

Amendments:                         Prior to the Distribution Date, the Rights
                                    Agreement may be amended in any respect, other than to change the Redemption Price, the Expiration Date, the Purchase Price or the number of shares of Preferred Stock for which a Right is exercisable.

                                    After the Distribution Date, the Rights
                                    Agreement may be amended in any respect that does not adversely affect the Rights holders (other than any Acquiring Person and certain affiliated persons).

                                    After any person has become an Acquiring
                                    Person, the Rights Agreement may be amended only with the approval of a majority of the Board of Directors.


Voting Rights:                      Rights holders have no rights as a
                                    stockholder of the Company, including the right to vote and to receive dividends.


Antidilution Provisions:            The Purchase Price payable, and the number
                                    of shares of Preferred Stock or other
                                    securities or property issuable upon
                                    exercise of the Rights are subject to
                                    adjustment from time to time to prevent
                                    dilution (1) in the event of a stock
                                    dividend on, or a subdivision, combination or reclassification of, the Preferred Stock,
                                    (2) upon the grant to holders of the
                                    Preferred Stock of certain rights or
                                    warrants to subscribe for or purchase
                                    Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock, or (3) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings) or of subscription rights or warrants.

                                    The number of outstanding Rights and the number of 1/100ths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring prior to the Distribution Date.

                                    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 2% of the Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of 1/100th of a share of a Preferred Stock), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

Preferred Stock:                    The dividend and liquidation rights of the
                                    Preferred Stock are designed so that the value of one one-hundredth of a share of Preferred Stock issuable upon exercise of each Right will approximate the same economic value of one share of Common Stock, including voting rights. Shares of Preferred
                                    Stock issuable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will entitle the holder to a minimum preferential dividend of $1.00 per share, but will entitle the holder to an aggregate dividend payment of 100 times the dividend declared on each share of Common
                                    Stock. In the event of liquidation, each share of Preferred Stock will be entitled to a minimum preferential liquidation payment of $1.00, plus accrued and unpaid dividends and distributions thereon, but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged for or changed into other stock or securities, cash or other property, each share of Preferred
                                    Stock will be entitled to receive 100 times the amount received per share of Common
                                    Stock.

                                    Each share of Preferred Stock will be
                                    entitled to 100 votes on all matters
                                    submitted to a vote of the stockholders of the Company, and shares of Preferred Stock will generally vote together as one class with the Common Stock and any other voting capital stock of the Company on all matters submitted to a vote of the Company's stockholders. Further, whenever dividends on the Preferred Stock are in arrears in an amount equal to six quarterly payments, the Preferred Stock, together with any other shares of preferred stock then entitled to elect directors, shall have the right, as a single class, to elect one director until the default has been cured.

Taxes: While the dividend of the Rights will not be taxable to stockholders or to the Company, stockholders or the Company may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable as set forth above.